CareView Communications, Inc. 10-Q

Exhibit 10.16

ALLONGE NO. 1 TO SENIOR SECURED CONVERTIBLE NOTES

(issued February 17, 2015)

June 26, 2015

This Allonge No. 1 to Senior Secured Convertible Notes (this “Allonge”) shall be affixed to each of those certain Senior Secured Convertible Notes dated February 17, 2015 (the “Notes” and each, a “Note”), issued in the original aggregate principal amount of $6,000,000, made by CareView Communications, Inc., a Nevada corporation (the “Company”), and payable to the order of the Holders specified therein (each, a “Holder”), and shall become a permanent part thereof and shall amend each such Note as provided by Section 11 of each such Note.

1.             Amendment to Legend. The Note is hereby amended to insert the following paragraph at the end of the legend on the cover page thereof:

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE RIGHTS AND REMEDIES GRANTED TO THE HOLDER PURSUANT TO THIS NOTE, THE LIEN AND SECURITY INTEREST GRANTED TO THE AGENT SECURING THIS NOTE AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE HOLDER OR AGENT RELATING TO THIS NOTE ARE SUBJECT TO THE PROVISIONS OF THE SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF JUNE 26, 2015 (AS AMENDED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, THE “INTERCREDITOR AGREEMENT”), AMONG PDL BIOPHARMA, INC. AND EACH OF THE NOTE INVESTORS PARTY TO THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF APRIL 21, 2011, AS SUBSEQUENTLY AMENDED, AND CERTAIN OTHER PERSONS PARTY OR THAT MAY BECOME PARTY THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS NOTE, THE PURCHASE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS (AS DEFINED IN THE PURCHASE AGREEMENT), THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

2.             Amendment to Event of Default Acceleration Threshold. Section 4(a)(iii) of the Note is amended and restated in its entirety as follows:

“(iii) any acceleration prior to maturity of any Indebtedness referred to in clause (a) or (b) of the definition thereof of the Company or any of its Subsidiaries consisting of principal individually or in the aggregate equal to or greater than $500,000;”

3.             Amendment to Event of Default Payment Threshold. Section 4(a)(xii) of the Note is amended and restated in its entirety as follows:

“(xii) the Company or any Subsidiary shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Indebtedness in excess of $500,000 (“Material Indebtedness”), when and as the same shall become due and payable, after giving effect to any grace period with respect thereto;”

4.             No Further Amendments; Authorization to Affix to Note. Except as specifically amended hereby, the Note shall remain in full force and effect. The Company hereby authorizes each Holder to affix this Allonge to its Note and it shall for all purposes henceforth be part of the Note.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Allonge to be executed by its officer thereunto duly authorized, as of the date first above written.

COMPANY

CAREVIEW COMMUNICATIONS, INC.,
a Nevada corporation

By:	/s/ Steven Johnson
Name:	Steven Johnson
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

By the MAJORITY FEBRUARY 2015 INVESTORS (as defined in the Notes)

on behalf of all Holders of the Notes:

HEALTHCOR PARTNERS FUND, L.P.

By:	HealthCor Partners Management L.P., as Manager
By:	HealthCor Partners Management, G.P., LLC, as General Partner

By:	/s/ Jeffrey Lightcap
Name:	Jeffrey Lightcap
Title:	Senior Managing Director

/s/ Arthur B. Cohen
Arthur B. Cohen

/s/ Joseph B. Healey
Joseph B. Healey

/s/ Steven Johnson
Steven Johnson